NEWS RELEASE For further information, contact Kent Henschen, Director – Corporate Communications
Tel: 414-768-4626 Fax: 414-768-4474
khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2008

South Milwaukee, Wisconsin, February 19, 2009 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and year ended December 31, 2008.

Operating Results

The 2007 results of operations for Bucyrus’ underground mining segment are for the period of May 4, 2007, the date Bucyrus acquired DBT GmbH (“DBT”), through December 31, 2007. As a result, the financial results for the year ended December 31, 2008 are not necessarily comparable to the results for the year ended December 31, 2007 and may not be indicative of future results. Bucyrus has two reportable segments: surface mining and underground mining. Prior to the acquisition of DBT, all of Bucyrus’ operations were in surface mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands, except per share amounts)
Sales	$721,847	$547,951	$2,505,838	$1,613,391
Cost of products sold	537,356	411,629	1,823,335	1,205,066

Gross profit	184,491	136,322	682,503	408,325
Selling, general and administrative expenses	58,783	67,032	243,932	185,639
Research and development expenses	9,130	8,024	36,550	20,358
Amortization of intangible assets	4,176	12,611	19,390	29,181

Operating earnings	112,402	48,655	382,631	173,147
Interest expense – net	9,643	8,563	28,562	24,195
Other expense	767	766	3,071	2,394

Earnings before income taxes	101,992	39,326	350,998	146,558
Income tax expense (benefit)	36,242	(22,581)	117,683	10,424

Net earnings	$65,750	$61,907	$233,315	$136,134

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net earnings per share:
Basic:
Net earnings per share	$0.88	$0.83	$3.14	$1.94
Weighted average shares	74,386,394	74,462,000	74,350,939	70,014,440
Diluted:
Net earnings per share	$0.88	$0.82	$3.10	$1.93
Weighted average shares	75,065,459	75,307,058	75,205,020	70,715,340
Other Financial Data:
EBITDA (1)	$126,143	$67,361	$438,881	$227,766

Non-cash stock compensation expense (2)	$1,995	$1,578	$7,056	$6,171
Severance (income) expense (3)	(1,334)	1,809	(450)	3,220
(Gain) loss on sale of fixed assets (4)	(600)	174	159	532
Inventory fair value adjustment charged to cost of products sold (5)	—	8,860	12,088	23,350

	$61	$12,421	$18,853	$33,273

(1)	EBITDA is defined as net earnings before net interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to net earnings under accounting principles generally accepted in the United States of America (“GAAP”) as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects severance and early retirement expenses for personnel changes in the ordinary course and reversal of severance accruals.
(4)	Reflects (gains) losses on the sale of fixed assets in the ordinary course.
(5)	In connection with the acquisition of DBT, inventories purchased were adjusted to estimated fair value. This adjustment was charged to cost of products sold as the inventory was sold.

EBITDA Reconciliation (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands)
Net earnings	$65,750	$61,907	$233,315	$136,134
Interest expense - net	9,643	8,563	28,562	24,195
Income tax expense (benefit)	36,242	(22,581)	117,683	10,424
Depreciation	9,565	6,096	36,860	25,438
Amortization	4,943	13,376	22,461	31,575

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
EBITDA	126,143	67,361	438,881	227,766

Changes in assets and liabilities	(28,377)	(15,319)	(162,513)	(106,261)
Non-cash stock compensation expense	1,995	1,578	7,056	6,171
(Gain) loss on sale of fixed assets	(600)	174	159	532
Interest expense - net	(9,643)	(8,563)	(28,562)	(24,195)
Income tax (expense) benefit	(36,242)	22,581	(117,683)	(10,424)

Net cash provided by operating activities	$53,276	$67,338	$137,246	$93,589

Consolidated Condensed Balance Sheets (Unaudited)

	December 31, 2008	December 31, 2007
	(Dollars in thousands)
Assets
Cash and cash equivalents	$102,396	$61,112
Receivables - net	636,486	416,584
Inventories - net	616,710	494,425
Deferred income taxes	53,133	33,630
Prepaid expenses and other	26,045	41,038

Total current assets	1,434,770	1,046,789

Goodwill	330,211	317,238
Intangible assets - net	230,451	245,836
Other assets	68,823	47,946

Total other assets	629,485	611,020

Property, plant and equipment - net	488,396	410,403

Total assets	$2,552,651	$2,068,212

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$438,626	$295,972
Liabilities to customers on uncompleted contracts and warranties	252,304	158,390
Income taxes	70,091	55,086
Current maturities of long-term debt and other short-term obligations	69,291	9,348

Total current liabilities	830,312	518,796

	December 31, 2008	December 31, 2007
Deferred income taxes	52,895	50,920
Pension, postretirement benefits and other	218,181	160,925

Total long-term liabilities	271,076	211,845

Long-term debt, less current maturities	501,755	526,721

Common stockholders’ investment	949,508	810,850

Total liabilities and common stockholders’ investment	$2,552,651	$2,068,212

Segment Information (Unaudited)

	Quarter Ended December 31, 2008
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$359,534	$61,841	$5,692	$43,817	$1,139,029
Underground mining	362,313	55,357	8,049	12,768	1,413,622

Total operations	721,847	117,198	13,741	56,585	2,552,651
Corporate	N/A	(4,796)	N/A	N/A	N/A

Consolidated total	$721,847	112,402	13,741	$56,585	$2,552,651

Interest expense - net		(9,643)	N/A
Other expense		(767)	767

Earnings before income taxes		$101,992	$14,508

	Quarter Ended December 31, 2007
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$286,041	$58,274	$3,623	$29,978	$781,123
Underground mining	261,910	(5,480)	15,083	5,346	1,287,089

Total operations	547,951	52,794	18,706	35,324	2,068,212
Corporate	N/A	(4,139)	N/A	N/A	N/A

Consolidated total	$547,951	48,655	18,706	$35,324	$2,068,212

Interest expense - net		(8,563)	N/A
Other expense		(766)	766

Earnings before income taxes		$39,326	$19,472

	Year Ended December 31, 2008
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$1,282,519	$252,713	$20,505	$90,406	$1,139,029
Underground mining	1,223,319	158,778	35,745	28,402	1,413,622

Total operations	2,505,838	411,491	56,250	118,808	2,552,651
Corporate	N/A	(28,860)	N/A	N/A	N/A

Consolidated total	$2,505,838	382,631	56,250	$118,808	$2,552,651

Interest expense - net		(28,562)	N/A
Other expense		(3,071)	3,071

Earnings before income taxes		$350,998	$59,321

	Year Ended December 31, 2007
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$927,101	$165,238	$16,829	$81,169	$781,123
Underground mining	686,290	18,269	37,790	15,712	1,287,089

Total operations	1,613,391	183,507	54,619	96,881	2,068,212
Corporate	N/A	(10,360)	N/A	N/A	N/A

Consolidated total	$1,613,391	173,147	54,619	$96,881	$2,068,212

Interest expense - net		(24,195)	N/A
Other expense		(2,394)	2,394

Earnings before income taxes		$146,558	$57,013

Sales consisted of the following:

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$185,273	$121,439	52.6%	$622,904	$398,662	56.2%
Aftermarket parts and service	174,261	164,602	5.9%	659,615	528,439	24.8%

	359,534	286,041	25.7%	1,282,519	927,101	38.3%

Underground mining:
Original equipment	224,901	170,830	31.7%	737,554	448,252	64.5%
Aftermarket parts and service	137,412	91,080	50.9%	485,765	238,038	104.1%

	362,313	261,910	38.3%	1,223,319	686,290	78.3%

Total:
Original equipment	410,174	292,269	40.3%	1,360,458	846,914	60.6%
Aftermarket parts and service	311,673	255,682	21.9%	1,145,380	766,477	49.4%

	$721,847	$547,951	31.7%	$2,505,838	$1,613,391	55.3%

The increase in surface mining sales was the result of the strength of new orders in 2008 for Bucyrus’ products and services throughout the world and the positive impact of the substantially completed capacity improvements at Bucyrus’ principal surface mining manufacturing facility in South Milwaukee, Wisconsin. The high demand for Bucyrus’ surface mining products and services was driven by high global commodity prices during the first three quarters of 2008. The increase in surface mining original equipment sales for the fourth quarter of 2008 compared to the fourth quarter of 2007 was due to increased electric mining shovel sales, and the increase for the year ended December 31, 2008 compared to the year ended December 31, 2007 was in electric mining shovels and draglines. The increase in surface mining aftermarket parts and service sales for the fourth quarter of 2008 was due to large increases in the Chile, Canada and United States markets, offset by declines in other markets, and the increase for the year ended December 31, 2008 compared to the year ended December 31, 2007 was in nearly all global markets. The expansion of Bucyrus’ South Milwaukee, Wisconsin facilities was substantially completed in 2008, which increased annual shovel production capacity to at least 24 electric mining shovels and almost doubled manufactured parts capacity from 2006 levels.

The increase in underground mining sales for the fourth quarter of 2008 and year ended December 31, 2008 was in both original equipment and aftermarket parts and services and reflected the strong global demand for coal and strong coal prices throughout most of 2008. The increase in underground mining original equipment sales for the fourth quarter of 2008 and the year ended December 31, 2008 compared to the same periods in 2007 was in both the longwall and room and pillar product lines. The increase in underground mining aftermarket sales for the fourth quarter of 2008 and the year ended December 31, 2008 compared to the same periods in 2007 was primarily due to the strong global demand for high productivity longwall mining parts in connection with start- ups of new longwalls and major expansions of existing longwalls.

Gross profit for the fourth quarter of 2008 was $184.5 million, or 25.6% of sales, compared to $136.3 million, or 24.9% of sales, for the fourth quarter of 2007. Gross profit for the year ended

December 31, 2008 was $682.5 million, or 27.2% of sales, compared to $408.3 million, or 25.3% of sales, for the year ended December 31, 2007. Gross profit was affected by purchase accounting adjustments as a result of the acquisition of DBT in 2007 as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands)
(Increase) decrease due to purchase accounting adjustments	$(485)	$7,106	$10,777	$22,250
Gross margin increase (reduction)	0.1%	(1.3)%	(0.4)%	(1.4)%

The increase in gross profit for the fourth quarter of 2008 compared to the fourth quarter of 2007 was primarily due to increased sales volume in both segments. The decrease in gross margin percentage for the fourth quarter of 2008 compared to the full year of 2008 was partially the result of additional costs incurred related to the erection of draglines. Additional costs were incurred due to performance issues from new subcontractors as Bucyrus attempts to develop more worldwide dragline capacity. This delayed the erection time for the machines. The increase in gross profit for the year ended December 31, 2008 compared to the year ended December 31, 2007 was primarily due to the acquisition of DBT and increased surface mining sales. The availability of raw materials and raw material cost increases have not had a significant effect on gross margin or operating performance.

Selling, general and administrative expenses for the fourth quarter of 2008 were $58.8 million, or 8.1% of sales, compared to $67.0 million, or 12.2% of sales, for the fourth quarter of 2007. These expenses for the year ended December 31, 2008 were $243.9 million, or 9.7% of sales, compared to $185.6 million, or 11.5% of sales, for the year ended December 31, 2007. The increase in the dollar amount of expenses in 2008 compared to 2007 was primarily due to the acquisition of DBT in 2007. Included in the fourth quarter of 2007 were increased costs related to the SAP computer software upgrade in our underground mining segment and one-time expenses related to the integration of DBT.

Operating earnings were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining	$61,841	$58,274	6.1%	$252,713	$165,238	52.9%
Underground mining	55,357	(5,480)	—	158,778	18,269	769.1%

Total operations	117,198	52,794	122.0%	411,491	183,507	124.2%
Corporate	(4,796)	(4,139)	15.9%	(28,860)	(10,360)	178.6%

Consolidated total	$112,402	$48,655	131.0%	$382,631	$173,147	121.0%

The increase in operating earnings for the fourth quarter of 2008 compared to the fourth quarter of 2007 was primarily due to increased gross profit resulting from increased sales volume in both segments and reduced selling, general and administrative expenses as a percentage of sales. The increase in operating earnings for the year ended December 31, 2008 was primarily due to the acquisition of DBT and increased gross profit resulting from increased surface mining sales volume. Operating earnings for underground mining segment were reduced by amortization of purchase accounting adjustments related to the acquisition of DBT of $3.1 million and $27.9 million for the quarter and year ended December 31, 2008, respectively, compared to $18.3 million and $49.1 million for the quarter and year ended December 31, 2007.

Net interest expense for the quarter and year ended December 31, 2008 was $9.6 million and $28.6 million, respectively, compared to $8.6 million and $24.2 million for the quarter and year ended December 31, 2007, respectively. The increase in net interest expense for the year ended December 31, 2008 compared to the year ended December 31, 2007 was due to increased debt levels related to the financing of the acquisition of DBT being outstanding only a portion of the year in 2007. The increase in net interest expense for the fourth quarter of 2008 compared to the third quarter of 2008 was due to increased revolving credit facility borrowings due to timing of cash receipts from customers.

The effective tax rate for the year ended December 31, 2008 was 33.5% compared to 7.1% for the year ended December 31, 2007. The low rate for 2007 reflects the impact of significant one-time tax benefits related to the underground mining segment in the fourth quarter of 2007. These include a $12.2 million deferred tax benefit resulting from a reduction in the German statutory tax rate and a $14.0 million foreign tax credit benefit resulting from repatriation of German earnings. Earnings in lower taxed jurisdictions resulted in $4.7 million of benefits and various other items resulted in an additional $4.7 million of benefits.

Net earnings for the fourth quarter of 2008 were $65.8 million or $0.88 per share, compared to $61.9 million, or $0.82 per share, for the fourth quarter of 2007. Net earnings for the year ended December 31, 2008 were $233.3 million, or $3.10 per share, compared to $136.1 million, or $1.93 per share, for the year ended December 31, 2007. Net earnings were reduced (increased) by amortizations of purchase accounting adjustments related to the acquisition of DBT as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Dollars in thousands)
Inventory fair value adjustment charged to cost of product sold	$—	$8,860	$12,088	$23,350
Amortization of intangible assets	3,796	12,273	17,850	27,456
Depreciation of fixed assets	(655)	(2,784)	(1,992)	(1,746)

Operating earnings	3,141	18,349	27,946	49,060
Income tax benefit	1,041	18,150	9,158	28,432

Total	$2,100	$199	$18,788	$20,628

EBITDA was as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
EBITDA	$126,143	$67,361	87.3%	$438,881	$227,766	92.7%

EBITDA as a percent of sales	17.5%	12.3%		17.5%	14.1%

EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on sales of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the Other Financial Data table beneath the Consolidated Condensed Statements of Earnings.

Capital expenditures for 2008 were $118.8 million, which included $45.5 million related to the expansion and additional renovation of Bucyrus’ South Milwaukee facilities. Bucyrus’ capital expenditures for 2009 are expected to be between $60 million and $70 million.

During the fourth quarter of 2008, two acquisitions were closed. In December, OKD Bastro a.s., an engineering services and manufacturing support company located in the Czech Republic, was acquired to support Bucyrus’ long-term strategic initiatives in Europe. In October, Appalachian Mine Sales, Inc., a belt conveyor manufacturer with a presence in the Appalachia coal fields region, was acquired to strengthen Bucyrus’ belt systems business.

Backlog as of December 31, 2008 and December 31, 2007, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	December 31, 2008	December 31, 2007	% Change
	(Dollars in thousands)
Surface mining:
Total	$1,367,242	$804,781	69.9%
Next 12 months	$906,884	$579,448	56.5%

Underground mining:
Total	$1,135,212	$636,473	78.4%
Next 12 months	$806,074	$551,923	46.0%

Total:
Total	$2,502,454	$1,441,254	73.6%
Next 12 months	$1,712,958	$1,131,371	51.4%

A portion of the surface mining backlog as of December 31, 2008 and December 31, 2007 was related to multi-year contracts that will generate revenue in future years. The increase in 2008 surface mining backlog was largely due to strong surface mining original equipment bookings, primarily electric mining shovels, and strong aftermarket bookings in Chile, Australia, Canada and India. The increase in 2008 underground mining backlog was predominantly due to strong original equipment bookings, primarily longwall mining equipment, and strong aftermarket bookings.

New orders were as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$290,813	$7,760	—	$948,334	$353,389	168.4%
Aftermarket parts and service	117,666	183,305	(35.8)%	896,646	483,744	85.4%

	408,479	191,065	113.8%	1,844,980	837,133	120.4%

Underground mining:
Original equipment	184,150	406,567	(54.7)%	1,148,357	634,223	81.1%
Aftermarket parts and service	125,160	96,023	30.3%	573,701	247,804	131.5%

	309,310	502,590	(38.5)%	1,722,058	882,027	95.2%

Total:
Original equipment	474,963	414,327	14.6%	2,096,691	987,612	112.3%
Aftermarket parts and service	242,826	279,328	(13.1)%	1,470,347	731,548	101.0%

	$717,789	$693,655	3.5%	$3,567,038	$1,719,160	107.5%

Included in surface mining aftermarket parts and service new orders for the years ended December 31, 2008 and December 31, 2007 was $281.5 million and $21.8 million, respectively, related to multi-year contracts that will generate revenue in future years. Fourth quarter 2008 surface mining new orders included a walking dragline sold to a customer in Australia.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, February 20, 2009. Interested parties should call (888) 680-0869 ((617) 213-4854 for international callers), participant passcode 96374871. A replay of the teleconference will be available until March 20, 2009 and can be accessed in the United States by dialing (888) 286-8010 or at (617) 801-6888 from outside of the United States. The “Passcode” for the replay is 98201992.

The conference call will also be available as a webcast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until March 20, 2009.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ website, www.bucyrus.com. Automatic email alerts for these postings, corporate and general releases as well as product information also are available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, changes in interest rates, changes in customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	changes in global financial markets and global economic conditions;

•	our customers deferring, delaying or canceling capital investments due to volatility and tightening of credit markets, unprecedented financial market conditions and a global recession;

•	disruption of our plant operations due to equipment failures, natural disasters or other reasons;

•	our ability to attract and retain skilled labor;

•	our production capacity;

•	our ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•	our dependence on the commodity price of coal and other conditions in the coal market;

•	our reliance on significant customers’

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the highly competitive nature of the mining industry;

•	our ability to continue to offer products containing innovative technology that meets the needs of our customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at our company, our customers, our suppliers or providers of transportation;

•	our ability to satisfy underfunded pension and postretirement obligations;

•	our ability to protect intellectual property; and

•	the availability of operating cash to service our indebtedness.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2007 Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.